"EXHIBIT 10.16"

                 SETTLEMENT AGREEMENT AND RELEASE OF ALL CLAIMS


     This Settlement Agreement and Release of All Claims is made on December 29, 1997 by and between JACOB M.M. GRAFF ("Graff") on the one hand and NUMEX CORPORATION, a corporation, JACK I. SALZBERG and ANNA S. SALZBERG (collectively "Numex"), on the other hand, with reference to the following facts:

     A. Disputes and differences have arisen between Graff and Numex regarding monies lent by Graff to Numex and the execution by Numex of that certain Promissory Note dated December 31, 1994 ("the Note");

     B. Said disputes and differences are reflected in the action entitled, "Jacob M.M. Graff, etc., plaintiff, vs. Numex Corporation, etc., et al., defendants," Los Angeles Superior Court Case No. BC 172 944 ("said action"); and

     C. The parties hereto have agreed to settle and compromise all of the claims, disputes and differences between them, including, without limitation, those alleged in said action, and to dismiss, with prejudice, said action. NOW, THEREFORE, in consideration of the covenants, conditions and releases hereinafter set forth, the parties hereto agree as follows:

     1. Upon the execution of this Settlement Agreement and Release of All Claims, Numex shall pay to Graff by check issued from the client trust account of Richman, Lawrence, Mann, Greene, Chizever & Phillips, counsel for Numex, the sum of $184,000.00, receipt of which is hereby acknowledged, Graff shall deliver to Numex the original of the Note, and Graff shall dismiss, with prejudice, said Action.

     2. Graff will take all steps and actions reasonably necessary to arrange for and see to the return to Numex of any monies attached as a result of the writ of attachment issued and served in said action, including, but not limited to, providing to the appropriate enforcement agencies written instructions to return any such funds to Numex.

     3. Except as expressly set forth herein, each of the parties hereto hereby releases the other parties hereto from any and all sums of money, accounts, actions, suits, proceedings, claims, damages and demands of whatsoever kind or nature which either of them at any time had or has up to the date hereof against the other of them for or by reason of or in respect of any act, cause, matter, or things.

     4. The parties hereto represent and warrant that they have not heretofore assigned, transferred, purported to assign or transfer to any person, firm or corporation any matter herein released by them.

     5. With respect to the release as contained herein, it is acknowledged by the parties hereto, and each of them, that they have been informed of the provisions of Section 1542 of the Civil Code of the State of California, and do hereby expressly waive and relinquish all rights and benefits which they have or may have under said Section, which reads as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     6. Execution of this Settlement Agreement and Release of All Claims shall not be construed to be an admission of liability and/or wrongdoing by any party hereto.

     7. The parties hereto affirmatively represent that they have read this Settlement Agreement and Release of All Claims and understand the terms used herein and the consequences thereof.

     8. This Settlement Agreement and Release of All Claims has been negotiated between the parties hereto and has been prepared in accordance with their joint instructions. To the extent that there is any uncertainty or ambiguity herein, neither party hereto shall be deemed to have caused it within the meaning of
Section 1654 of the California Civil Code.

     9. The terms and conditions of this Settlement Agreement and Release of All Claims, including all of the provisions hereof and the sum provided for herein to be paid, are, shall be and shall remain strictly confidential, are not to be disclosed to anyone (other than members of the immediate families of, and the accountants for, the parties hereto, their attorneys, and/or governmental agencies), and no party hereto, including his attorneys, representatives and agents, shall make any statement or representation whatsoever relating thereto to any other person or entity except pursuant to an order of a court of competent jurisdiction.

     10. This Settlement Agreement and Release of All Claims shall be construed under and be deemed governed by the laws of the State of California.

     11. This Settlement Agreement and Release of All Claims shall inure to the benefit of and be binding upon the heirs, successors, administrators, executors and assigns of the parties hereto.

     12. This Settlement Agreement and Release of All Claims constitutes the entire agreement between the parties hereto and supersedes all oral or written agreements made and entered into between said parties prior to the date hereof.

     13. In the event an action is instituted by either of the parties hereto, which action arises out of or pertains to this Settlement Agreement and Release of All Claims, the prevailing party shall be entitled to recover a reasonable sum or sums as and for attorneys' fees for prosecuting or defending such action.

     IN WITNESS WHEREOF, the parties hereto have executed this Settlement Agreement and Release of All Claims on the date first above written.


"GRAFF"                                  /s/  JACOB M. M. GRAFF
                                              Jacob M.M. Graff


"NUMEX"                                  Numex Corporation, a corporation


                                         By:       /s/  JACK I. SALZBERG
                                                        Jack I. Salzberg





                                                 /s/  JACK I. SALZBERG
                                                      Jack I. Salzberg


                                                /s/  ANNA S. SALZBERG
                                                     Anna S. Salzberg

APPROVED AS TO FORM AND CONTENT:

Law Offices of Leslie E. Chayo



By: /s/  LESLIE E. CHAYO
         Leslie E. Chayo
         Attorneys for Graff


Richman, Lawrence, Mann, Greene,
Chizever & Phillips


By: /s/  JERRY S. PHILLIPS
         Jerry S. Phillips
         Attorneys for Numex